Exhibit 99.1

Media Contact: Kaitlin Bitting Tierney Agency 215-790-4382 kbitting@tierneyagency.com	Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com
Brandywine Realty Trust Announces $0.41 FFO per Diluted Share for Third Quarter 2011
Raises 2011 FFO Guidance Range to $1.36 to $1.39 per Diluted Share
Provides Initial 2012 FFO Guidance of $1.35 to $1.41 per Diluted Share
Radnor, PA, October 26, 2011 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, urban and suburban office properties in the mid-Atlantic region and other selected markets throughout the United States, today reported its financial and operating results for the three and nine-month periods ended September 30, 2011.
“The third quarter represented a solid continuation of executing our 2011 Business Plan,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Despite the change in economic tone, our portfolio experienced strong leasing activity and operating and financial metrics exceeded our targets. Our 2012 guidance reflects our confidence in continued leasing production and progress on our capital and investment programs.”
Financial Highlights — Third Quarter
•
Net income allocated to common shares totaled $4.1 million or $0.03 per diluted share in the third quarter of 2011 compared to a net loss of ($8.6 million) or ($0.06) per diluted share in the third quarter of 2010. The third quarter of 2011 included $12.0 million of income recognition attributable to our previously disclosed historic tax credit financing.

•
Funds from operations available to common shares and units (FFO) in the third quarter of 2011 totaled $60.3 million or $0.41 per diluted share compared to $45.6 million or $0.32 per diluted share in the third quarter of 2010. Our third quarter 2011 FFO payout ratio was 36.6% ($0.15 common share dividend paid / $0.41 FFO per share).

•
In the third quarter of 2011, we incurred $33.1 million of revenue maintaining capital expenditures reflecting disbursements related to current and previously executed leases which along with other adjustments to FFO, resulted in $10.1 million of cash available for distribution (CAD) or $0.07 per diluted share compared to $29.7 million of CAD or $0.22 per diluted share in the third quarter of 2010 when we incurred $12.5 million of revenue maintaining capital expenditures. Our third quarter 2011 CAD payout ratio was 214.3% ($0.15 common share dividend paid / $0.07 CAD per share). We exclude a portion of the 7.1 million partnership units issued in the previously disclosed Three Logan Square acquisition from the CAD share/unit count because they do not receive or accrue distributions until August 5, 2011, the one-year anniversary of the associated transaction. We also exclude the $12.0 million historic tax credit income recognition from the CAD calculations due to its non-cash nature.

Financial Highlights — Nine Months
•
Net loss allocated to common shares totaled ($6.6 million) or ($0.05) per diluted share in the first nine months of 2011 compared to a net loss of ($18.6 million) or ($0.14) per diluted share in the first nine months of 2010.

•
FFO available to common shares and units in the first nine months of 2011 totaled $156.0 million or $1.07 per diluted share compared to $137.9 million or $1.01 per diluted share in the first nine months of 2010. Our FFO payout ratio for the first nine months of 2011 was 42.1% ($0.45 common share dividend paid / $1.07 FFO per share).

•
During the first nine months of 2011, we incurred $74.4 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $56.0 million of CAD or $0.40 per diluted share compared to $96.2 million of CAD or $0.71 per diluted share for the first nine months of 2010 when we incurred $33.4 million of revenue maintaining capital expenditures. Our CAD payout ratio for the first nine months of 2011 was 112.5% ($0.45 common share dividend paid / $0.40 CAD per share).

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Portfolio Highlights
•
In the third quarter of 2011, our net operating income (NOI) excluding termination revenues and other income items increased 0.3% on a GAAP basis and declined 1.8% on a cash basis for our 229 same store properties which were 85.7% and 84.9% occupied on September 30, 2011 and September 30, 2010, respectively.

•
During the third quarter of 2011, we commenced occupancy on 949,294 square feet of total leasing activity including 590,052 square feet of renewals, 300,955 square feet of new leases and 58,287 square feet of tenant expansions. We have an additional 747,750 square feet of executed new leasing scheduled to commence subsequent to September 30, 2011.

•
During the third quarter of 2011, we achieved a 67.3% retention rate in our core portfolio with negative net absorption of 14,529 square feet. During the third quarter of 2011, we experienced a 0.8% decline on our renewal rental rates and a 0.5% decline on our new lease/expansion rental rates, both on a GAAP basis.

•	At September 30, 2011, our core portfolio of 236 properties comprising 25.9 million square feet was 85.6% occupied and 88.5% leased (reflecting new leases commencing after September 30, 2011).
Investment Highlights
•
During the third quarter of 2011, we completed the foreclosure on a note we had acquired earlier in the quarter for $18.8 million and as a result, acquired 3020 Market Street, a 56.6% occupied, 192,707 square foot office building located in the University City sub-market of Philadelphia, PA, a block from our Cira Centre and 30th Street Post Office IRS Campus. We funded the acquisition with available corporate funds and with a draw under our revolving credit facility.

Capital Markets Highlights
•
During the third quarter of 2011, we repurchased $1.4 million of our 2012 unsecured notes in a series of open-market transactions and incurred a nominal loss on the early extinguishment of debt. We funded these repurchases with available corporate funds and with draws on our unsecured revolving credit facility.

•
During the third quarter of 2011, we used available corporate funds and draws on our revolving credit facility to pre-pay without penalty our $60.0 million One Logan Square mortgage loan thereby incurring the acceleration of $0.8 million of associated unamortized costs, and to pre-pay without penalty our $34.0 million Concord Airport Plaza mortgage loan thereby realizing a gain on the early extinguishment of this debt in the amount of $0.2 million.

•
Subsequent to quarter end on October 20, 2011, holders of $59,485,000 of our 3.875% exchangeable notes due 2026 exercised their right to cause us to redeem their notes at par plus accrued and unpaid interest. We funded this redemption with available corporate funds and with a draw on our unsecured revolving credit facility. Subsequent to this redemption, we have $350,000 of these notes outstanding which may be presented for redemption by the remaining holders on October 15, 2016 or called by us at any time upon 30 days’ prior written notice.

•
At September 30, 2011, our net debt to gross assets measured 44.9% and we had $166.0 million outstanding on our $600.0 million unsecured revolving credit facility with $423.4 million available for use and drawdown.

•
For the quarter ended September 30, 2011, we achieved a 2.6 EBITDA to interest coverage ratio and a 7.6 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding non-recurring items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

Distributions
On September 13, 2011, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on October 19, 2011 to shareholders of record as of October 5, 2011, bringing total year-to-date 2011 dividend payments to $0.60 per common share. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on October 17, 2011 to holders of record as of September 30, 2011 of the Series C and Series D Preferred Shares, respectively.
2011 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for full year 2011 FFO per diluted share to be in a range of $1.36 to $1.39 versus the prior range of $1.32 to $1.36. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2011 FFO per diluted share and earnings per diluted share:

Guidance for 2011	Range or Value

Earnings (loss) per diluted share allocated to common shareholders	$(0.15)	to	$(0.12)
Plus:real estate depreciation and amortization	1.51		1.51

FFO per diluted share	$1.36	to	$1.39

Our 2011 FFO guidance does not include income arising from sales or impairments which may be taken in the future, and does not include any income from the sale of undepreciated real estate in accordance with our current practice. Our 2011 earnings and FFO per diluted share each reflect $0.07 per diluted share of net non-cash income attributable to the first of five annual recognitions of 20% of the total net benefit of the previously disclosed rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include slightly improved occupancy levels by year-end 2011, a 1.5-3.0% decline (GAAP) in overall lease rates, a resulting 2.5-3.0% decline in 2011 same store NOI (GAAP) and 146.5 million fully diluted weighted average shares.
2012 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we estimate that full year 2012 FFO per diluted share will be in a range of $1.35 to $1.41. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2012 FFO per diluted share and earnings per diluted share:

Guidance for 2012	Range or Value

Earnings (loss) per diluted share allocated to common shareholders	$(0.14)	to	$(0.08)
Plus:real estate depreciation and amortization	1.49		1.49

FFO per diluted share	$1.35	to	$1.41

Our 2012 FFO guidance does not include income arising from sales or impairments which may be taken in the future, and does not include any income from the sale of undepreciated real estate in accordance with our current practice. Our 2012 earnings and FFO per diluted share each reflect $0.07 per diluted share of net non-cash income attributable to the second of five annual recognitions of 20% of the total net benefit of the previously disclosed rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include slightly improved occupancy levels by year-end 2012, a 1.0% decline — 2.0% increase (GAAP) in overall lease rates, a resulting 0.5-2.5% increase in 2012 same store NOI (GAAP) and 147.5 million fully diluted weighted average shares.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

Third Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, October 27, 2011 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #49784960. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, November 10, 2011 by calling 1-800-585-8367 and providing access code 49784960. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the third quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — Fourth Quarter 2011 Conference Call
We anticipate we will release our fourth quarter 2011 earnings on Wednesday, February 8, 2012, after the market close and will host our fourth quarter 2011 conference call on Thursday, February 9, 2012, at 9:00 a.m. EST. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops, manages and has ownership interests in a primarily Class A, suburban and urban office portfolio comprising 311 properties and 35.5 million square feet, including 237 properties and 25.9 million square feet owned on a consolidated basis and 50 properties and 6.1 million square feet in 16 unconsolidated real estate ventures. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2010. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Real estate investments:
Rental properties	$4,920,728	$4,834,111
Accumulated depreciation	(860,584)	(776,078)

	4,060,144	4,058,033
Construction-in-progress	36,246	33,322
Land inventory	120,470	110,055

	4,216,860	4,201,410

Cash and cash equivalents	5,706	16,565
Accounts receivable, net	15,048	16,009
Accrued rent receivable, net	107,756	95,541
Investment in real estate ventures	84,219	84,372
Deferred costs, net	113,656	106,117
Intangible assets, net	81,562	97,462
Notes receivable	19,436	18,205
Other assets	59,511	54,697

Total assets	$4,703,754	$4,690,378

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$491,867	$711,789
Unsecured credit facility	166,000	183,000
Unsecured term loan	183,000	183,000
Unsecured senior notes, net of discounts	1,651,360	1,352,657
Accounts payable and accrued expenses	85,942	72,235
Distributions payable	23,505	22,623
Deferred income, gains and rent	100,419	121,552
Acquired lease intangibles, net	37,940	29,233
Other liabilities	42,827	36,515

Total liabilities	2,782,860	2,712,604

Brandywine Realty Trust’s equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	1,353	1,343
Additional paid-in capital	2,686,800	2,671,217
Deferred compensation payable in common stock	5,631	5,774
Common shares in treasury	—	(3,074)
Common shares held in grantor trust	(5,631)	(5,774)
Cumulative earnings	481,577	483,439
Accumulated other comprehensive loss	(2,424)	(1,945)
Cumulative distributions	(1,368,809)	(1,301,521)

Total Brandywine Realty Trust’s equity	1,798,540	1,849,502

Non-controlling interests	122,354	128,272

Total equity	1,920,894	1,977,774

Total liabilities and equity	$4,703,754	$4,690,378

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue
Rents	$121,701	$116,520	$362,846	$343,568
Tenant reimbursements	19,806	19,784	61,831	57,834
Termination fees	190	1,039	2,706	4,124
Third party management fees, labor reimbursement and leasing	3,028	2,922	8,514	9,293
Other	939	1,227	3,378	3,170

Total revenue	145,664	141,492	439,275	417,989

Operating Expenses
Property operating expenses	42,363	41,851	128,977	124,187
Real estate taxes	13,863	14,096	42,734	40,217
Third party management expenses	1,379	1,528	4,395	4,433
Depreciation and amortization	54,252	51,644	163,940	154,962
General & administrative expenses	6,177	5,753	18,311	18,498

Total operating expenses	118,034	114,872	358,357	342,297

Operating income	27,630	26,620	80,918	75,692

Other income (expense)
Interest income	523	726	1,385	2,554
Historic tax credit transaction income	12,026	—	12,026	—
Interest expense	(32,346)	(34,488)	(99,477)	(97,222)
Deferred financing costs	(1,846)	(827)	(3,844)	(2,700)
Equity in income of real estate ventures	418	1,035	2,739	3,356
Net gain on sale of interests in real estate	—	—	2,791	—
Gain (loss) on early extinguishment of debt	176	(64)	(580)	(1,701)

Income (loss) from continuing operations	6,581	(6,998)	(4,042)	(20,021)

Discontinued operations:
Income from discontinued operations	30	385	93	1,060
Net gain (loss) on disposition of discontinued operations	—	(3)	3,836	6,346

Total discontinued operations	30	382	3,929	7,406

Net income (loss)	6,611	(6,616)	(113)	(12,615)

Net income from discontinued operations attributable to non-controlling interests — LP units	(2)	(8)	(80)	(159)
Net (income) loss from continuing operations attributable to non-controlling interests — LP units	(360)	187	(66)	548

Net (income) loss attributable to non-controlling interests	(362)	179	(146)	389

Net income (loss) attributable to Brandywine Realty Trust	6,249	(6,437)	(259)	(12,226)
Preferred share dividends	(1,998)	(1,998)	(5,994)	(5,994)
Amount allocated to unvested restricted shareholders	(121)	(128)	(384)	(384)

Net income (loss) attributable to common shareholders	$4,130	$(8,563)	$(6,637)	$(18,604)

PER SHARE DATA
Basic income (loss) per common share	$0.03	$(0.06)	$(0.05)	$(0.14)

Basic weighted-average shares outstanding	135,562,487	132,208,245	135,164,424	130,841,534

Diluted income (loss) per common share	$0.03	$(0.06)	$(0.05)	$(0.14)

Diluted weighted-average shares outstanding	136,841,451	132,208,245	135,164,424	130,841,534

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Reconciliation of Net Income (Loss) to Funds from Operations:
Net income (loss) attributable to common shareholders	$4,130	$(8,563)	$(6,637)	$(18,604)

Add (deduct):
Net income (loss) attributable to non-controlling interests — LP units	360	(187)	66	(548)
Amount allocated to unvested restricted shareholders	121	128	384	384
Net gain on sale of interests in real estate	—	—	(2,791)	—
Net income from discontinued operations attributable to non-controlling interests — LP units	2	8	80	159
Net (gain) loss on disposition of discontinued operations	—	3	(3,836)	(6,346)

Depreciation and amortization:
Real property — continuing operations	41,518	38,557	126,213	117,159
Leasing costs (includes acquired intangibles) — continuing operations	12,444	12,802	36,887	36,838
Real property — discontinued operations	(13)	439	70	1,604
Leasing costs (includes acquired intangibles) — discontinued operations	—	110	4	385
Company’s share of unconsolidated real estate ventures	2,128	2,610	6,553	7,733

Funds from operations	$60,690	$45,907	$156,993	$138,764
Funds from operations allocable to unvested restricted shareholders	(359)	(294)	(983)	(897)

Funds from operations available to common share and unit holders (FFO)	$60,331	$45,613	$156,010	$137,867

FFO per share — fully diluted	$0.41	$0.32	$1.07	$1.01

Weighted-average shares/units outstanding — fully diluted	146,651,211	141,236,259	146,341,612	136,909,622

Dividends paid per common share	$0.15	$0.15	$0.45	$0.45

Payout ratio of FFO (Dividends paid per common share divided / FFO per diluted share)	36.6%	46.9%	42.1%	44.6%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$60,331	$45,613	$156,010	$137,867

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(5,478)	(3,771)	(14,925)	(9,179)
Deferred market rental income, including discontinued operations	(1,397)	(1,354)	(4,081)	(4,535)
Company’s share of unconsolidated real estate ventures’ straight-line and deferred market rent	(203)	109	(229)	406
Historic tax credit transaction income	(12,026)	—	(12,026)	—
Straight-line and deferred market ground rent expense activity	498	432	1,520	1,172
Stock-based compensation costs	1,153	1,263	3,762	3,755
Fair market value amortization — mortgage notes payable	7	(421)	(479)	(1,237)
Debt discount amortization — exchangeable notes	272	339	816	1,283

Sub-total certain non-cash items	(17,174)	(3,403)	(25,641)	(8,335)
Less: Revenue maintaining capital expenditures:
Building improvements	(944)	(1,571)	(3,857)	(2,491)
Tenant improvements	(22,130)	(8,090)	(50,247)	(18,563)
Lease commissions	(10,012)	(2,883)	(20,308)	(12,305)

Total revenue maintaining capital expenditures	(33,086)	(12,544)	(74,412)	(33,359)

Cash available for distribution	$10,071	$29,666	$55,957	$96,173

CAD per share — fully diluted	$0.07	$0.22	$0.40	$0.71

Weighted-average shares/units outstanding — fully diluted	146,651,211	141,236,259	146,341,612	136,909,622
Excluding 7,111,112 of partnership units issued which were not entitled to distributions until August 5, 2011	(2,705,314)	(4,405,798)	(5,626,374)	(1,484,738)

Adjusted Weighted-average shares/units outstanding — fully diluted	143,945,897	136,830,461	140,715,238	135,424,884

Dividends paid per common share	$0.15	$0.15	$0.45	$0.45

Payout ratio of CAD (Dividends paid per common share / CAD per diluted share)	214.3%	68.2%	112.5%	63.4%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — 3RD QUARTER
(unaudited and in thousands)
Of the 236 properties owned by the Company as of September 30, 2011, a total of 229 properties (“Same Store Properties”) containing an aggregate of 23.1 million net rentable square feet were owned for the entire three-month periods ended September 30, 2011 and 2010. Average occupancy for the Same Store Properties was 85.7% during 2011 and 85.9% during 2010. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2011	2010

Revenue
Rents	$111,194	$112,547
Tenant reimbursements	17,474	18,484
Termination fees	190	1,039
Third party management fees, labor reimbursement and leasing	—	(3)
Other	545	724

	129,403	132,791

Operating expenses
Property operating expenses	40,572	42,555
Real estate taxes	12,577	13,190

Net operating income	$76,254	$77,046

Net operating income — percentage change over prior year	-1.0%

Net operating income, excluding termination fees & other	$75,519	$75,283

Net operating income, excluding termination fees & other — percentage change over prior year	0.3%

Net operating income	$76,254	$77,046
Straight line rents	(4,990)	(3,368)
Above/below market rent amortization	(1,397)	(1,427)
Non-cash ground rent	498	432

Cash — Net operating income	$70,365	$72,683

Cash — Net operating income — percentage change over prior year	-3.2%

Cash — Net operating income, excluding termination fees & other	$69,630	$70,920

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-1.8%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended September 30,
	2011	2010

Net income (loss)	$6,611	$(6,616)
Add/(deduct):
Interest income	(523)	(726)
Historic tax credit transaction income	(12,026)	—
Interest expense	32,346	34,488
Deferred financing costs	1,846	827
Equity in income of real estate ventures	(418)	(1,035)
Depreciation and amortization	54,252	51,644
Gain (loss) on early extinguishment of debt	(176)	64
General & administrative expenses	6,177	5,753
Total discontinued operations	(30)	(382)

Consolidated net operating income	88,059	84,017
Less: Net operating income of non same store properties	(8,285)	(3,845)
Less: Eliminations and non-property specific net operating income	(3,520)	(3,126)

Same Store net operating income	$76,254	$77,046

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 236 properties owned by the Company as of September 30, 2011, a total of 228 properties (“Same Store Properties”) containing an aggregate of 22.9 million net rentable square feet were owned for the entire nine month periods ended September 30, 2011 and 2010. Average occupancy for the Same Store Properties was 85.2% during 2011 and 87.1% during 2010. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2011	2010

Revenue
Rents	$328,932	$339,999
Tenant reimbursements	54,262	56,297
Termination fees	2,706	4,000
Third party management fees, labor reimbursement and leasing	—	(3)
Other	2,537	1,977

	388,437	402,270

Operating expenses
Property operating expenses	123,800	127,569
Real estate taxes	38,600	38,533

Net operating income	$226,037	$236,168

Net operating income — percentage change over prior year	-4.3%

Net operating income, excluding termination fees & other	$220,794	$230,191

Net operating income, excluding termination fees & other — percentage change over prior year	-4.1%

Net operating income	$226,037	$236,168
Straight line rents	(11,975)	(8,804)
Above/below market rent amortization	(4,198)	(4,608)
Non-cash ground rent	1,520	1,172

Cash — Net operating income	$211,384	$223,928

Cash — Net operating income — percentage change over prior year	-5.6%

Cash — Net operating income, excluding termination fees & other	$206,141	$217,951

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-5.4%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Nine Months Ended September 30,
	2011	2010

Net loss	$(113)	$(12,615)
Add/(deduct):
Interest income	(1,385)	(2,554)
Historic tax credit transaction income	(12,026)	—
Interest expense	99,477	97,222
Deferred financing costs	3,844	2,700
Equity in income of real estate ventures	(2,739)	(3,356)
Depreciation and amortization	163,940	154,962
Loss on early extinguishment of debt	580	1,701
General & administrative expenses	18,311	18,498
Net gain on sale of interests in real estate	(2,791)	—
Total discontinued operations	(3,929)	(7,406)

Consolidated net operating income	263,169	249,152
Less: Net operating income of non same store properties	(26,641)	(3,506)
Less: Eliminations and non-property specific net operating income (loss)	(10,491)	(9,478)

Same Store net operating income	$226,037	$236,168